U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 9, 2009
Citigroup Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9924 (Commission File Number)	52-1568099 (IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10043 (Zip Code)
(212) 559-1000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.
Current Report on Form 8-K

Item 7.01	Regulation FD Disclosure.
     On March 9, 2009, Vikram Pandit, the Chief Executive Officer of Citigroup Inc. (“Citi”), distributed a letter to employees providing an update on Citi’s position. A copy of the letter is furnished as Exhibit 99.1 hereto.
     The information in this Item 7.01 and Exhibit 99.1 of Item 9.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 and Exhibit 99.1 of Item 9.01 will not be incorporated by reference into any registration statement filed by Citi under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.
     References to the Tier 1 ratios of Citi and other large U.S. banks are based on those large U.S. banks that calculate Tier 1 capital under Basel 1.
     The full quarterly average of 2008 revenues as adjusted to exclude externally disclosed marks is considered a “non-GAAP financial measure” under SEC guidelines. Citi believes that this non-GAAP financial measure provides a greater understanding of ongoing operations and enhances comparability of those results in prior periods as well as demonstrating the effects of unusual gains and charges in the quarter. Citi believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Citi believes that investors may find it useful to see this non-GAAP financial measure to analyze financial performance without the impact of unusual items that may obscure trends in Citi’s underlying performance.
     GAAP revenues for 2008 can be found on page 4 of Citi’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “10-K”) and total significant revenue items impacting Citi’s Securities and Banking business for 2008 can be found on page 10 of the 10-K. The full quarterly average of 2008 revenues as adjusted is based on these amounts.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number
99.1	Letter to Employees from Vikram Pandit dated March 9, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: March 9, 2009	By:	/S/ MICHAEL S. HELFER
		Name:	Michael S. Helfer
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Letter to Employees from Vikram Pandit dated March 9, 2009.